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                                    ARTHUR
                                   ANDERSEN


                  Consent of Independent Public Accountants
                  -----------------------------------------

         As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated June 13, 1997 included in Winthrop California Investors Limited Partnership's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Form 8-K.


                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
August 5, 1997